Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-264352 on Form S-3 and Registration Statement No. 333-220949 on Form S-8 of our reports dated February 22, 2024, relating to the financial statements of VICI Properties Inc. and the effectiveness of VICI Properties Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

New York, New York
February 22, 2024